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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM 8-K
                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 29, 1999

                           ________________________

                                EMUSIC.COM INC.
            (Exact name of registrant as specified in its charter)

       Delaware                         0-24671                65-0207877

    (State or other             (Commission File Number)    (I.R.S. Employer
    jurisdiction of                                       Identification Number)
incorporation or organization)

   1991 Broadway, 2nd Floor                                 94063
   Redwood City, California                               (Zip Code)
(Address of principal executive offices)

      Registrant's telephone number, including area code:  (650) 216-0200
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Item 5.  Other Events

          On November 29, 1999, EMusic.com Inc., a Delaware corporation ("EMusic" or the "Company"), GNB Corporation, a Delaware corporation and wholly owned subsidiary of EMusic ("Sub"), and Tunes.com Inc., a Delaware corporation ("Tunes.com") entered into an Agreement and Plan of Reorganization (the "Agreement"). The description contained in this Item 5 of certain aspects of the transactions contemplated by the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 99.1.

     The Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Agreement by the requisite vote of Tunes.com stockholders and EMusic stockholders, Sub would be merged into Tunes.com (the "Merger"). As a result of the Merger, Tunes.com would become a wholly owned subsidiary of the Company and Tunes.com's stockholders would become EMusic stockholders. Under the terms of the Agreement, each share of Tunes.com capital stock outstanding as of the effective date of the Merger would be converted into that number of shares of EMusic common stock equal to 10,600,000 divided by the number of shares of Tunes.com capital stock outstanding on a fully-diluted basis (including all options, warrants or other rights to acquire shares of Tunes.com capital stock) as of the effective date of the Merger. The Company will also assume all outstanding options and warrants to purchase shares of Tunes.com capital stock.

     Ten percent of the shares of EMusic common stock that would otherwise be issued in exchange for shares of Tunes.com capital stock or upon exercise of the assumed warrants or options will not be distributed initially but will be placed in an escrow account to be available to compensate the Company for certain losses that the Company may incur during the one-year period following the completion of the Merger.

     The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a purchase. The parties expect that the transaction will close in the first calendar quarter of 2000.

     A registration statement relating to the EMusic common stock to be issued in connection with the Merger has not yet been filed with the SEC, nor has a proxy statement relating to a vote of Tunes.com's stockholders and the Company's stockholders on the Merger been filed with the SEC. The EMusic common stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such a registration statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy any EMusic common stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.

     This current report (this "Report") on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the merger transaction as scheduled, if at all, and those associated with the ability of the combined company to achieve the anticipated benefits of the merger. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about the Company and Tunes.com and risks arising when investing in the Company, investors are directed to the Company's most recent reports on Form 10-K and most recent reports on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC").

Item 7.  Exhibits.
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(c)     Exhibits

        Exhibit No.   Description
        -----------   -----------


              99.1 Agreement and Plan of Reorganization, dated as of November 29, 1999.
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                                  SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             EMUSIC.COM INC.


          December 14, 1999                  By:  /s/ Joseph Howell
                                                  ----------------------------
                                                  Joseph Howell
                                                  Executive Vice President and
                                                  Chief Financial Officer